Exhibit 3.9

PAGE 1

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “VWR MANAGEMENT SERVICES LLC”, FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF OCTOBER, A.D. 2005, AT 3:01 O’CLOCK P.M.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
4033934 8100	AUTHENTICATION:	4267346

050887889	DATE:	11-01-05

AMENDED AND RESTATED CERTIFICATE OF FORMATION
OF
VWR MANAGEMENT SERVICES LLC

THIS Amended and Restated Certificate of Formation of VWR Management Services LLC (the “LLC”) has been duly executed and is being filed by Stephen J. Kunst, as an authorized person in accordance with the provisions of 6 Del. C. §18-208, to amend and restate the original Certificate of Formation of the LLC filed on September 23, 2005, with the Secretary of State of the State of Delaware (the “Certificate”), to form a limited liability company under the Delaware Limited Liability Company Act (6 Del C. §18-101, et seq.).

The Certificate is hereby amended and restated in its entirety to read as follows:

1.         Name. The name of the limited liability company formed and continued hereby is VWR Management Services LLC.

2.         Registered Office. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

3.         Registered Agent. The name and address of the registered agent for service of process on the LLC in the State of Delaware are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Formation on this 28 day of October, 2005.

/s/ Stephen J. Kunst
Stephen J. Kunst,
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:01 PM 10/31/2005
FILED 03:01 PM 10/31/2005
SRV 050887889 - 4033934 FILE

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “VWR MANAGEMENT SERVICES LLC”, FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF SEPTEMBER, A.D. 2005, AT 12:54 O’CLOCK P.M.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
4033934 8100	AUTHENTICATION:	4180081

050781168	DATE:	09-23-05

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:54 PM 09/23/2005
FILED 12:54 PM 09/23/2005
SRV 050781168 - 4033934 FILE

CERTIFICATE OF FORMATION

OF

VWR MANAGEMENT SERVICES LLC

This Certificate of Formation of VWR Management Services LLC (the “LLC”), dated as of September 22, 2005, is being duly executed and filed by Stephen J. Kunst, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

FIRST.   The name of the limited liability company formed hereby is VWR Management Services LLC.

SECOND.   The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD.   The name and address of the registered agent for service of process on the LLC in the State of Delaware are The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Stephen J. Kunst
Stephen J. Kunst,
Authorized Person